Exhibit 99.1

ServiceSource Reports Third Quarter 2021 Financial Results

Revenue of $48.6 million, up 6.1% year-over-year

GAAP Net Loss of $3.4 million; Non-GAAP Net Income of $0.4 million

Adjusted EBITDA of positive $2.0 million

DENVER, November 2, 2021 - ServiceSource (NASDAQ: SREV), the customer journey experience company, today announced financial results for the three months ended September 30, 2021.

“Our ongoing commitment to client success and focus on operational excellence enabled a pronounced inflection in our financial results in the third quarter,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “We delivered on our previous commitment to return the business to year-over-year revenue growth in the second half of the year, while also making notable gains in profitability. Our results show that when we bring differentiated solutions to bear for future-focused growth enterprises and when we execute with a clients-for-life mentality, we can win in the market and accelerate our profile. Looking forward, we will continue to invest in our people and capabilities to ensure we are positioned to capture a market opportunity that we believe still remains in the early stages of longer-term adoption and expansion.”

Key Financial Results –Third Quarter 2021

●	GAAP revenue was $48.6 million, compared with $45.8 million reported for Q3 2020.
●	GAAP net loss was $3.4 million or $0.03 per diluted share, compared with GAAP net loss of $5.6 million or $0.06 per diluted share reported for Q3 2020.
●	Non-GAAP net income was $0.4 million or $0.00 per diluted share, compared with non-GAAP net loss of $1.6 million or $0.02 per diluted share reported for Q3 2020.
●	Adjusted EBITDA, a non-GAAP financial measure, was positive $2.0 million, compared with negative $0.2 million reported for Q3 2020.
●	Ended the quarter with $32.5 million of cash and cash equivalents and restricted cash and $10.0 million of borrowings under the Company's $35.0 million revolving line of credit.

A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.

Key Business Highlights –Third Quarter 2021

●	Successfully renewed or extended approximately 94% of the contract value that was up for renewal through the first three quarters of the year.
●	Generated strong sales activity with an approximately 22% year-over-year increase in new bookings on a trailing twelve-month basis.
●	Signed a new contract with Dropbox, a global leader in cloud storage and content collaboration, to become a strategic extension of the Dropbox go-to-market team through the deployment of a virtual inside sales solution across ServiceSource’s NALA, EMEA, and APJ regions.
●	Secured an expansion in excess of $5 million of expected contract value with one of the world’s largest software companies to support the renewal, upsell, and cross-sell of enterprise service contracts across more than a dozen of the client’s subsidiaries and operating units in Europe and North America.
●	Enhanced the company’s liquidity with a new three-year, $35 million revolving credit facility with Bank of America.

“We are proud of the improved execution and enhanced outcomes being generated by our teams,” commented Chad Lyne, executive vice president and chief financial officer of ServiceSource. “Our transformation initiatives and the repositioning efforts we have undertaken in the business are beginning to generate the returns we expected. As a company, we remain committed to our longer-term financial objectives and are unified in our drive to extend on the important progress that has been made throughout the organization.”

Quarterly Conference Call

ServiceSource will discuss its third quarter 2021 results on November 2, 2021, via teleconference at 4:30 p.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 6688496. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our ability to win in the market, accelerate our profile, and deliver on our longer-term financial objectives. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX™) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries. To learn more about how we design, develop and manage CJX solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.

Trademarks

ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Connect with ServiceSource:

http://www.facebook.com/ServiceSource

http://twitter.com/servicesource

http://www.linkedin.com/company/servicesource

http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$48,578	$45,790	$139,908	$143,542
Cost of revenue(1)	35,030	33,210	104,492	103,415
Gross profit	13,548	12,580	35,416	40,127
Operating expenses:
Sales and marketing(1)	4,174	5,638	12,263	19,048
Research and development(1)	1,338	1,489	3,679	4,186
General and administrative(1)	10,801	10,537	33,615	31,844
Restructuring and other related costs	—	—	974	703
Total operating expenses	16,313	17,664	50,531	55,781
Loss from operations	(2,765)	(5,084)	(15,115)	(15,654)
Interest and other expense, net	(267)	(500)	(1,791)	(1,050)
Loss before provision for income taxes	(3,032)	(5,584)	(16,906)	(16,704)
Provision for income tax (expense) benefit	(359)	6	(411)	(173)
Net loss	$(3,391)	$(5,578)	$(17,317)	$(16,877)
Net loss per share, basic and diluted	$(0.03)	$(0.06)	$(0.18)	$(0.18)
Weighted-average common shares outstanding, basic and diluted	98,253	95,963	97,703	95,437

(1) Reported amounts include stock-based compensation expense as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$245	$110	$663	$245
Sales and marketing	141	200	500	1,021
Research and development	2	14	34	33
General and administrative	712	942	3,452	2,287
Total stock-based compensation	$1,100	$1,266	$4,649	$3,586

ServiceSource International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$30,170	$34,006
Accounts receivable, net	35,464	38,890
Prepaid expenses and other	8,599	9,275
Total current assets	74,233	82,171

Property and equipment, net	21,540	29,948
ROU assets	22,706	29,798
Contract acquisition costs	604	872
Goodwill	6,334	6,334
Other assets	4,109	3,490
Total assets	$129,526	$152,613

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,003	$1,204
Accrued expenses	3,203	3,217
Accrued compensation and benefits	19,147	18,342
Revolver	10,000	15,000
Operating lease liabilities	9,503	10,797
Other current liabilities	973	1,209
Total current liabilities	45,829	49,769

Operating lease liabilities, net of current portion	18,931	25,975
Other long-term liabilities	1,893	1,593
Total liabilities	66,653	77,337

Stockholders' equity:
Preferred stock	—	—
Common stock	10	10
Treasury stock	(441)	(441)
Additional paid-in capital	384,337	379,696
Accumulated deficit	(321,924)	(304,607)
Accumulated other comprehensive income	891	618
Total stockholders' equity	62,873	75,276
Total liabilities and stockholders' equity	$129,526	$152,613

ServiceSource International, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(17,317)	$(16,877)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,969	10,331
Amortization of contract acquisition costs	434	798
Amortization of ROU assets	7,046	7,255
Stock-based compensation	4,649	3,586
Restructuring and other related costs	935	633
Other	364	54
Net changes in operating assets and liabilities:
Accounts receivable, net	3,193	8,544
Prepaid expenses and other assets	(553)	1,226
Contract acquisition costs	(167)	(195)
Accounts payable	1,810	(3,597)
Accrued compensation and benefits	185	317
Operating lease liabilities	(8,154)	(7,299)
Accrued expenses	(6)	(831)
Other liabilities	573	(1,081)
Net cash provided by operating activities	3,961	2,864
Cash flows from investing activities:
Purchases of property and equipment	(2,682)	(5,124)
Net cash used in investing activities	(2,682)	(5,124)
Cash flows from financing activities:
Repayment on finance lease obligations	(485)	(730)
Debt issuance costs	(97)	—
Proceeds from Revolver	13,500	27,000
Repayment of Revolver	(18,500)	(12,000)
Proceeds from issuance of common stock	139	159
Payments related to minimum tax withholdings on RSU releases	(178)	—
Net cash (used in) provided by financing activities	(5,621)	14,429
Effect of exchange rate changes on cash and cash equivalents and restricted cash	480	(52)
Net change in cash and cash equivalents and restricted cash	(3,862)	12,117
Cash and cash equivalents and restricted cash, beginning of period	36,326	29,383
Cash and cash equivalents and restricted cash, end of period	$32,464	$41,500

Use of Non-GAAP Financial Measures

To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.

ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its ongoing core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.

Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs, and amortization of contract acquisition costs related to the initial adoption of ASC 606.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.

GAAP To Non-GAAP Reconciliation

(in thousands, except per share amounts)

(unaudited)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Net revenue		$48,578	$45,790	$139,908	$143,542

Gross profit
GAAP gross profit		$13,548	$12,580	$35,416	$40,127
Non-GAAP adjustments:
Stock-based compensation	(A)	245	110	663	245
Amortization of internally developed software	(B)	2,092	1,408	5,871	3,974
Non-GAAP gross profit		$15,885	$14,098	$41,950	$44,346

Gross profit %
GAAP gross profit		27.9%	27.5%	25.3%	28.0%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.5%	0.2%	0.5%	0.2%
Amortization of internally developed software	(B)	4.3%	3.1%	4.2%	2.8%
Non-GAAP gross profit		32.7%	30.8%	30.0%	30.9%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$16,313	$17,664	$50,531	$55,781
Non-GAAP adjustments:
Stock-based compensation	(A)	(855)	(1,156)	(3,986)	(3,341)
Amortization of internally developed software	(B)	(315)	(575)	(1,024)	(1,623)
Restructuring and other related costs	(C)	—	—	(974)	(703)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(43)	(134)	(195)	(514)
Non-GAAP operating expenses		$15,100	$15,799	$44,352	$49,600

Net (loss) income
GAAP net loss		$(3,391)	$(5,578)	$(17,317)	$(16,877)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,100	1,266	4,649	3,586
Amortization of internally developed software	(B)	2,407	1,983	6,895	5,597
Restructuring and other related costs	(C)	—	—	974	703
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	43	134	195	514
Non-cash interest expense	(E)	11	18	46	53
Income tax effect on non-GAAP adjustments	(F)	218	574	1,509	1,830
Non-GAAP net income (loss)		$388	$(1,603)	$(3,049)	$(4,594)

Diluted net (loss) income per share
GAAP diluted net loss per share		$(0.03)	$(0.06)	$(0.18)	$(0.18)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.01	0.05	0.04
Amortization of internally developed software	(B)	0.02	0.02	0.07	0.06
Restructuring and other related costs	(C)	0.00	0.00	0.01	0.01
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00	0.00	0.01
Non-cash interest expense	(E)	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(F)	0.00	0.01	0.02	0.02
Non-GAAP diluted net income (loss) per share		$0.00	$(0.02)	$(0.03)	$(0.05)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis	(G)	98,253	95,963	97,703	95,437

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.

(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.

(E) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(F) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D and E noted above on our non-GAAP net income (loss).

(G) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three and nine months ended September 30, 2021 and 2020.

ServiceSource International, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Net loss		$(3,391)	$(5,578)	$(17,317)	$(16,877)
Provision for income tax expense (benefit)		359	(6)	411	173
Interest and other expense, net		267	500	1,791	1,050
Depreciation and amortization(1)		3,670	3,512	10,969	10,331
EBITDA		905	(1,572)	(4,146)	(5,323)
Stock-based compensation	(A)	1,100	1,266	4,649	3,586
Restructuring and other related costs	(C)	—	—	974	703
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	43	134	195	514
Adjusted EBITDA		$2,048	$(172)	$1,672	$(520)

(1) Depreciation and amortization expense are comprised of the following:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Internally developed software amortization	$2,407	$1,983	$6,895	$5,597
Property and equipment depreciation	1,263	1,529	4,074	4,734
Depreciation and amortization	$3,670	$3,512	$10,969	$10,331

Investor Relations Contact for ServiceSource:

Chad Lyne

ServiceSource International, Inc.

investorrelations@servicesource.com